Exhibit 99.1

LAURA ONOPCHENKO APPOINTED

TO FUBOTV’S BOARD OF DIRECTORS

NEW YORK – SEPTEMBER 24, 2020 – fuboTV (OTCQB: FUBO) announced today it has appointed former NerdWallet and current Getaround CFO Laura Onopchenko to its board of directors as an independent director effective immediately.

Onopchenko joins the sports-focused live TV streaming platform’s board following its announcement last week that it has forecast strong third quarter demand with the return of the NFL and fall sports seasons. As a result, fuboTV raised third quarter subscriber guidance to 370,000-380,000. Also last week, the company announced its common stock has been approved to list on the New York Stock Exchange, conditional upon successful pricing of this offering, under the ticker symbol “FUBO.”

“I’m looking forward to the expertise Laura, who has led finance for disruptive companies during periods of high growth, will bring to our team,” said David Gandler, co-founder and CEO, fuboTV. “I am thrilled to welcome Laura to fuboTV’s board of directors.”

“I’m excited to join fuboTV on its journey to enable consumers to access sports and entertainment both ubiquitously and cost effectively,” said Onopchenko. “I look forward to being a part of the growth of fuboTV at this exciting time.”

Onopchenko has more than 25 years of experience in a variety of finance roles with a particular expertise in high growth situations. She joined Getaround, a global leader in carsharing, in September 2020 as its CFO. Onopchenko previously served as CFO at NerdWallet, a website and app that provides financial guidance to more than 160 million consumers every year. During her tenure, NerdWallet grew meaningfully, surpassed $100M in annual revenue, and achieved and sustained profitability. Before NerdWallet, she was vice president of finance at DaVita Rx, the pharmacy division at DaVita. During her five years at the company, the business quadrupled to more than $1 billion in yearly revenue and fulfilled millions of prescriptions. Earlier in her career, Onopchenko worked as an investment banker, an early-stage tech investor and in a variety of operating roles in environments ranging from start-ups to Fortune 500 companies. Onopchenko has a BA in Economics from UC Berkeley, and an MBA from Wharton.

About fuboTV

fuboTV (OTCQB: FUBO) is the leading sports-first live TV streaming platform offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. fuboTV’s base package, fubo Standard, features a broad mix of 100+ channels, including 43 of the top 50 Nielsen-ranked networks across sports, news and entertainment (Primetime A18-49).

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and was the first virtual MVPD to stream in 4K.

fuboTV merged with FaceBank Group in April 2020 to create a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the current beliefs, expectations and assumptions of fuboTV and on information currently available to fuboTV. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. These statements may include, but are not limited to, statements regarding future events or future financial and operating performance and fuboTV’s plans for, and the anticipated benefits of, new strategic partnerships and fuboTV’s plans and timing regarding uplisting to a national stock exchange. Although fuboTV believes the expectations reflected in such forward-looking statements are reasonable, fuboTV can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause fuboTV’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, fuboTV does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause fuboTV’s actual results to differ materially are detailed from time to time in the reports fuboTV files with the Securities and Exchange Commission, copies of which are available on the Securities and Exchange Commission’s website at www.sec.gov and are available from fuboTV without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

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fuboTV Investor and Media Contacts

Media Contacts:
Jennifer L. Press	Katie Minogue
jpress@fubo.tv	kminogue@fubo.tv

Investor Contact:

The Blueshirt Group for fuboTV

ir@fubo.tv